[A seal and a text
    that says
  Notary Public
     No. 12
    Fernando
 Mendez Zorrilla
  Title-holder
 Monterrey, N.L.]

  FERNANDO MENDEZ ZORRILLA                               FERNANDO MENDEZ LOPEZ
 Notary Public Title-Holder                             Notary Public Substitute


                              NOTARY PUBLIC NO. 12
                   Padre Mier 562 Ote. Monterrey, N.L. CP6000
                  Tel: 8344-5893      8344-0182      8345-4358

                                                              [A seal and a text
                                                                  that says
                                                                Notary Public
                                                                   No. 12
                                                                  Fernando
                                                               Mendez Zorrilla
                                                                 Title-holder
                                                                Monterrey, N.L.]


        BOOK 80 (EIGHTY)         FOLIO (015928)           NUMBER (24,917)
DEED NUMBER TWENTY FOUR THOUSAND NINE HUNDRED SEVENTEEN - IN MONTERREY, NUEVO LEON, UNITED MEXICAN STATES, on the day 30 (Thirty) of July, year 2003 (two thousand and three). I, FERNANDO MENDEZ ZORRILLA, Notary Public Number 12 (Twelve), with jurisdiction in the First Notarial and Registry District in the State of Nuevo Leon, CERTIFY: That ADRIAN JORGE LOZANO LOZANO and RICARDO JAVIER GIL CHAVEZNAVA appear before me in their capacity as Trust Delegates and General Attorneys of BANCA AFIRME, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO, to whom I certify to know personally, and I consider they have legal capacity, and ability to grant the legal act concerned, without proof of the contrary, and they DECLARED::_______________

[An incomplete     That appear, in the name and in representation of the
seal and text]     Corporation mentioned before, for the grant of this Deed, in order to confer in favor of BERNARDO JIMENEZ BARRERA and ALEJANDRO FRANCISCO SANCHEZ MUJICA, the GENERAL POWERS OF
                   ATTORNEY AND AUTHORITY, that are contained subsequently in this instrument.

---------------------------------DECLARATIONS-----------------------------------
UNIQUE - ADRIAN JORGE LOZANO LOZANO and RICARDO JAVIER GIL CHAVEZNAVA declare that:___________________________________________________________________________
1.-   That they appear by virtue of:____________________________________________
1.1.- The IRREVOCABLE ADMINISTRATION AND PAYMENT TRUST AGREEMENT (hereinafter the "IRREVOCABLE ADMINISTRATION AND PAYMENT TRUST") identified in its registry with number 167-5 (One hundred and sixty seven, hyphen, five), same that: (i) was executed on April 8 (eight) 2002 (Two thousand two);
      (ii) was ratified before me FERNANDO MENDEZ ZORRILLA, Notary Public Number 12 (twelve), with jurisdiction in the First Notarial and Registry District in the State of Nuevo Leon, under the Act out of Protocol number 125,931 (one hundred and twenty five thousand nine hundred thirty one) dated April 8 (Eight) 2002 (Two thousand two), and; (iii) was executed by its represented BANCA AFIRME, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO in its capacity as TRUSTEE, and ALFONSO CARLOS ROMO GARZA in his capacity of SETTLOR, and ______________________________

1.2.- The instructions received by the TECHNICAL COMMITTEE of the "IRREVOCABLE
      ADMINISTRATION AND PAYMENT TRUST" dated July 29 (twenty nine) 2003 (two thousand three), same that I, the Notary Public: (i) certify to have them in front of me, and (ii) a copy of which were added to the Appendix of this Deed under letter "A".__________________________________ Deed No.
      24,917                                              Page 1  (Here, a seal)
                                                      [SEAL OF LEGAL TRANSLATOR]

                                                    {A Seal and a text that says
                                                        Notary Public No. 12
                                                       Fernando Mendez Zorrilla
                                                            Title-holder
                                                           Monterrey, N.L.}

2. - Their represented has not revoked, limited or modified, in any way, the General Powers and Authority they are invested with at the moment to sign this Instrument, and ---
3. - They appear for the grant and signature of this Instrument, in order to confer, in the name and on behalf of their represented, the General Power and Authority that are subsequently contained in this Instrument.
     -----------------
BASED ON THE ABOVE DECLARATIONS, the appearing persons grant the following:

--------------------------------CLAUSES---------------------------------------
FIRST. - In this act, ADRIAN JORGE LOZANO LOZANO, and RICARDO JAVIER GIL CHAVEZNAVA, in the name and on behalf of BANCA AFIRME, SOCIEDAD ANONIMA INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO confer in favor of BERNARDO JIMENEZ BARRERA and ALEJANDRO FRANCISCO SANCHEZ MUJICA, SPECIAL POWER OF ATTORNEY, as to its object, but general as to the authority granted, for
ACTS OF ADMINISTRATION, based upon the third and fourth paragraphs of Article
(2448) two thousand four hundred and forty eight of the Civil Code of the State of Nuevo Leon, as well as on the second and fourth paragraphs
of Article (2554) two thousand five hundred and fifty four of     [An
the Federal Civil Code, and its correlatives articles  in the  Incompleted
Civil Codes of the States of the Mexican Republic and of the      seal
Federal District in order that regarding the Shares of the        and
Capital Stock of Seminis, Inc, and its Successors ("Seminis")    text]
that are or will be part of the patrimony of the "IRREVOCABLE
ADMINISTRATION AND PAYMENT TRUST", to carry out all and each of the transactions related to the merger, sale and privatization of Seminis before the Securities and Exchange Commission of the United States of America (hereinafter the "SEC" for its acronyms in English), as well as to sign all the applications, to submit all the information and documentation, to reply to all the requirements made by the SEC, and in general, to carry out all of the acts required by the SEC, in relation to the mentioned transactions, as well as regarding the Shareholders Meeting that in regards with such transactions, will be held by Seminis-----------
     The previous Special Power for Acts of Administration could be individually exercised by the Authorized Representatives herein designated, but without authorization to delegate their Powers.-
SECOND. - BERNARDO JIMENEZ BARRERA and ALEJANDRO FRANCISCO SANCHEZ MUJICA, are compelled to submit a report concerning their exercise of this power of attorney before the Institution denominated "BANCA AFIRME", SOCIEDAD ANONIMA,
INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO, in compliance with
Article 2463 (two thousand four hundred sixty three) of the Civil Code of the State of Nuevo Leon, from their acceptance, expressed or implied of this mandate.
------------------------------------------------------------------------------
-----------------------------LEGAL CAPACITY-----------------------------------
Mr. ADRIAN JORGE LOZANO LOZANO and RICARDO JAVIER GIL CHAVEZNAVA, proved THEIR LEGAL CAPACITY which authorizes their appearance in representation of BANCA AFIRME, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO, with the following documents:
1).- GRANT OF POWERS OF ATTORNEY AND RIGHTS - By Deed number 4,264 (Four thousand two hundred and sixty four), dated May 2 (two) 2002 (two thousand two): (i) Granted before Notary Public number 27 (Twenty seven) in the City of Monterrey, Nuevo Leon, whose Title-holder is Eduardo Arechavaleta Medina; (ii) Deed that demonstrates the formal registration of the Act of the General Ordinary Assembly of Shareholders of BANCA AFIRME, SOCIEDAD ANONIMA,
INSTITUCION DE BANCA MULTIPLE, AFIRME GROUPO FINANCIERO, celebrated the 18 (eighteen) day of April 2002.

                                                     Page 2   Here, a signature

                                                       [LEGAL TRANSLATOR SEAL]

(Two thousand two), at 12:30 (twelve thirty a.m.), by virtue of such Society conferred to the persons that make the appearance, the Powers of Attorney and General Rights related subsequently in this Instrument, and; (ii) whose first testimony is registered in the Public Registry of Property and Commerce of the First District Heading of the State of Nuevo Leon, domiciled in the City of Monterrey, Nuevo Leon, under number 4044 (Four thousand and forty four), Volume 3 (Three), Book First, Public Registry of Commerce, First District, on May 6
(Six) 2002 (two thousand two)-----------------------------------------------

SEAL:      [SEAL OF LEGAL TRANSLATOR]

I, the undersigned, Rebeca Portugal Vargas, as official translator and interpreter of the English Language, authorized by the Superior Court of Justice of the State of Nuevo Leon, Mexico, autorizacion 664/2003, dated January 31, 2003

                                    CERTIFY

That the preceding document is, in my understanding, a correct translation from Spanish to English.

Monterrey, Nuevo Leon, January 24, 2003.

                    /s/ Rebeca Portugal Vargas
                    Rebeca Portugal Vargas